UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2013

ELOQUA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35616	98-0551177
(Commission File Number)	(IRS Employer Identification No.)

1921 Gallows Road, Suite 200 Vienna, VA	22182
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 584-2750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 8, 2013, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 19, 2012, among Eloqua, Inc. (the “Company”), Oracle Corporation, a Delaware corporation (“Oracle”), OC Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Oracle (“Parent”), and Esperanza Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an indirect wholly owned subsidiary of Oracle. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s board of directors and by its stockholders at a special meeting of the stockholders held on February 8, 2013.

At the effective time and as a result of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger, other than shares held by any stockholder of the Company who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law and shares owned by the Company as treasury stock or by Oracle or any subsidiary of either the Company or Oracle, was converted into the right to receive $23.50 in cash, without interest and less any applicable withholding taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) on February 8, 2013 that the Merger was consummated, and trading of the common stock of the Company on NASDAQ has been suspended. NASDAQ has filed a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report that the shares of the Company’s common stock are no longer listed on NASDAQ. The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

At the effective time and as a result of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger, other than shares held by any stockholder of the Company who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law and shares owned by the Company as treasury stock or by Oracle or any subsidiary of either the Company or Oracle, was converted into the right to receive $23.50 in cash, without interest and less any applicable withholding taxes.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Merger on February 8, 2013, a change in control of the Company occurred, and the Company now is an indirect wholly owned subsidiary of Oracle, as described in the first paragraph of Item 2.01 of this Current Report on Form 8-K. At the effective time and as a result of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger, other than shares held by any stockholder of the Company who properly exercised appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law and shares owned by the Company as treasury stock or by Oracle or any subsidiary of either the Company or Oracle, was converted into the right to receive $23.50 in cash, without interest and less any applicable withholding taxes. The merger consideration will be funded through Oracle’s internally available cash, cash from operations and cash from previous borrowings. See Items 2.01 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Joseph P. Payne, Byron B. Deeter, Neal Dempsey, John J. McDonnell, Jr., Thomas Reilly, Stephen M. Swad, and Bradford D. Woloson resigned from his respective position as a member of the Board of Directors, and any committee thereof, of the Company, effective at the effective time of the Merger on February 8, 2013. Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on February 8, 2013, the size of the Board of Directors of the Company was reduced to one member and Brian Higgins was appointed as the sole member of the Board of Directors of the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the effective time of the Merger on February 8, 2013, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of the Company, with Dorian Daley appointed as President of the Company and Eric Ball appointed as Treasurer of the Company.

Ms. Daley, 53, has been Senior Vice President, General Counsel and Secretary of Oracle since October 2007. She served as Vice President, Legal, Associate General Counsel and Assistant Secretary from June 2004 to October 2007, as Associate General Counsel and Assistant Secretary from October 2001 to June 2004, and as Associate General Counsel from February 2001 to October 2001. She joined Oracle’s Legal Department in 1992.

Mr. Ball, 49, has been Senior Vice President, Treasurer of Oracle since November 2011. He served as Vice President, Treasurer from May 5, 2005 to November 2011. He joined Oracle’s Treasury Group in May 2005.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 8, 2013, the Company held a special meeting of its stockholders. At that meeting, the following matters were voted upon, with the final results for each matter disclosed below:

1.	A proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2012, among the Company, Oracle, Parent and Merger Sub, as it may be amended from time to time, pursuant to which the Company will be acquired by Parent and become an indirect wholly owned subsidiary of Oracle.

For	Against	Abstain	Broker Non-Votes
32,477,947	6,794	0	310

The proposal to approve the adjournment or postponement of the special meeting of stockholders, if necessary, to solicit additional proxies if there are insufficient votes to approve proposal 1, was not voted upon at the special meeting since there were sufficient votes to approve proposal 1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of December 19, 2012, by and among Eloqua, Inc., OC Acquisition LLC, Esperanza Acquisition Corporation and Oracle Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2012)

3.1	Fourth Amended and Restated Certificate of Incorporation of Eloqua, Inc.

3.2	Second Amended and Restated Bylaws of Eloqua, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Eloqua, Inc.

February 8, 2013	By:	/s/ Brian S. Higgins
Brian S. Higgins
Vice President

Exhibit Index

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of December 19, 2012, by and among Eloqua, Inc., OC Acquisition LLC, Esperanza Acquisition Corporation and Oracle Corporation (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2012)

3.1	Fourth Amended and Restated Certificate of Incorporation of Eloqua, Inc.

3.2	Second Amended and Restated Bylaws of Eloqua, Inc.